Exhibit 99.1

SUBSCRIPTION AGREEMENT

Riverdale Mining Inc.
20 Carl Crescent
Toronto, Ontario
Canada M1W 3R2

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Riverdale Mining, Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Vladimir Vaskevich and/or Mr. Mikhail Ratchkovski solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Vaskevich and Mr. Ratchkovski.

MAKE CHECK PAYABLE TO: RIVERDALE MINING INC.

Executed this _____ day of ___________________, 2007.

__________________________________	_______________________________________

__________________________________	Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________	X $0.10	___________	=	US$
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash:_______	Check #: _________________	Other: ___________________

RIVERDALE MINING INC.

By: ________________________________________

Title: ______________________________________